SLM Student Loan Trust 2002-6 Quarterly Servicing Report

Collection Period 09/01/2005-11/30/2005       Distribution Date 12/15/2005

Indenture Trustee: Bank of New York

I. Deal Parameters

A	Student Loan Portfolio Characteristics		08/29/2002	08/31/2005	11/30/2005
	Principal Balance		$1,961,617,208.92	$743,831,372.71	$621,058,815.22
	Interest to be Capitalized Balance		42,089,660.23	19,236,145.07	12,178,515.13

	Pool Balance		$2,003,706,869.15	$763,067,517.78	$633,237,330.35
	Specified Reserve Account Balance		5,009,267.00	-N/A-	-N/A-

	Adjusted Pool (1)		$2,008,716,136.15	$763,067,517.78	$633,237,330.35
	Weighted Average Coupon (WAC)		3.65%	5.07%	5.14%
	Weighted Average Remaining Term		136.82	116.92	115.47
	Number of Loans		477,683	224,135	198,318
	Number of Borrowers		258,393	129,558	115,300

	Since Issued CPR			26.17%	28.32%

	(1) The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	09/15/2005		12/15/2005
	A1	78442GEF9	$—		$—
	A2	78442GEG7	$—		$—
	A3	78442GEH5	$—		$—
	A4L	78442GEJ1	$525,671,286.89		$428,502,781.83
	A4CP	78442GEK8	$176,696,230.89		$144,034,548.52
	B	78442GEL6	$60,700,000.00		$60,700,000.00

C	Account Balances		09/15/2005		12/15/2005
	Reserve Account Balance		$2,003,707.00		$2,003,707.00

D	Asset / Liability		09/15/2005		12/15/2005
	Adjusted Pool Balance		$763,067,517.78		$633,237,330.35
	Total Notes		$763,067,517.78		$633,237,330.35
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 09/01/2005 through 11/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	7,685,283.55
	Guarantor Principal	7,444,336.33
	Consolidation Activity Principal	114,593,099.40
	Seller Principal Reimbursement	13.13
	Servicer Principal Reimbursement	37.63
	Rejected Claim Repurchased Principal	36,563.25
	Other Principal Deposits	31,106.40

	Total Principal Receipts	$129,790,439.69

B	Student Loan Interest Receipts
	Borrower Interest	1,995,956.94
	Guarantor Interest	170,167.21
	Consolidation Activity Interest	4,875,121.77
	Special Allowance Payments	1,423,063.99
	Interest Subsidy Payments	2,082,083.67
	Seller Interest Reimbursement	0.04
	Servicer Interest Reimbursement	18,319.84
	Rejected Claim Repurchased Interest	1,796.78
	Other Interest Deposits	196,816.71

	Total Interest Receipts	$10,763,326.95

C	Investment Income	$837,228.62

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$32,839.05

I	Less: Funds Previously Remitted:
	Servicing Fees	$(1,089,747.35)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(1,089,747.35)

J	AVAILABLE FUNDS	$140,334,086.96

K	Non-Cash Principal Activity During Collection Period	$(7,017,882.20)

L	Non-Reimbursable Losses During Collection Period	$—

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$39,290.03

N	Aggregate Loan Substitutions	$—

Trust 2002-6 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

III. 2002-6 Portfolio Characteristics

		11/30/2005				08/31/2005
		WAC	#Loans	Principal	% of Principal	WAC	#Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.70%	28,916	$90,257,167.53	14.533%	4.70%	33,388	$106,193,665.49	14.277%

	GRACE	4.70%	8,631	$33,290,653.72	5.360%	4.70%	25,893	$126,839,245.74	17.052%

	DEFERMENT	4.73%	30,664	$101,110,262.91	16.280%	4.73%	33,916	$119,885,641.03	16.117%

REPAYMENT:	CURRENT	5.41%	70,227	$202,864,062.09	32.664%	5.44%	73,691	$201,377,551.38	27.073%

	31-60 DAYS DELINQUENT	5.41%	7,804	$23,792,882.15	3.831%	5.39%	8,716	$28,436,720.30	3.823%

	61-90 DAYS DELINQUENT	5.41%	4,633	$14,207,337.24	2.288%	5.41%	5,684	$17,482,925.95	2.350%

	91-120 DAYS DELINQUENT	5.39%	3,622	$11,285,411.71	1.817%	5.40%	3,923	$12,269,167.22	1.649%

	> 120 DAYS DELINQUENT	5.39%	10,993	$34,241,852.43	5.513%	5.38%	13,816	$41,385,479.16	5.564%

	FORBEARANCE	5.36%	30,326	$102,532,962.39	16.509%	5.36%	23,203	$84,576,809.50	11.370%

	CLAIMS IN PROCESS	5.36%	2,490	$7,458,837.82	1.201%	5.41%	1,883	$5,332,888.49	0.717%

	AGED CLAIMS REJECTED	5.30%	12	$17,385.23	0.003%	5.30%	22	$51,278.45	0.007%

TOTAL			198,318	$621,058,815.22	100.00%		224,135	$743,831,372.71	100.00%

*	Percentages may not total 100% due to rounding

Trust 2002-6 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

IV. 2002-6 Portfolio Characteristics (cont’d)

	11/30/2005	08/31/2005
Pool Balance	$633,237,330.35	$763,067,517.78
Total # Loans	198,318	224,135
Total # Borrowers	115,300	129,558
Weighted Average Coupon	5.14%	5.07%
Weighted Average Remaining Term	115.47	116.92
Non-Reimbursable Losses	$—	$35.35
Cumulative Non-Reimbursable Losses	$533,987.25	$533,987.25
Since Issued CPR	28.32%	26.17%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$38,360.03	$16,501.31
Cumulative Rejected Claim Repurchases	$135,732.90	$97,372.87
Cumulative Claims Filed	$89,826,551.71	$79,401,308.14
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$6,874,755.87	$7,125,097.79
Interest Subsidy Payments Accrued	$1,772,140.15	$1,924,946.74
Special Allowance Payments Accrued	$1,849,164.19	$2,564,404.45

Trust 2002-6 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

V.2002-6 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	5.13%	114,344	$309,873,976.82	49.894%
	- GSL - Unsubsidized	5.07%	78,177	286,547,040.56	46.138%
	- PLUS Loans	6.18%	5,795	24,633,636.65	3.966%
	- SLS Loans	6.50%	2	4,161.19	0.001%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.14%	198,318	$621,058,815.22	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	5.12%	155,748	$524,007,306.04	84.373%
	- Two Year	5.20%	34,146	77,519,760.79	12.482%
	- Technical	5.44%	8,424	19,531,748.39	3.145%
	- Other	0.00%	0	0.00	0.000%

	Total	5.14%	198,318	$621,058,815.22	100.000%

*	Percentages may not total 100% due to rounding.

Trust 2002-6 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

VI. 2002-6 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$140,334,086.96
A	Primary Servicing Fee	$498,406.13	$139,835,680.83
B	Administration Fee	$20,000.00	$139,815,680.83
C	Class A Noteholders' Interest Distribution Amount	$7,209,055.82	$132,606,625.01
D	Class B Noteholders' Interest Distribution Amount	$664,378.36	$131,942,246.65
E	Class A Noteholders' Principal Distribution Amount	$129,830,187.43	$2,112,059.22
F	Class B Noteholders' Principal Distribution Amount	$—	$2,112,059.22
G	Reserve Account Reinstatement	$—	$2,112,059.22
H	Carryover Servicing Fee	$—	$2,112,059.22
I	Excess Distribution	$2,112,059.22	$—

Trust 2002-5 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

VII. 2002-6 Distributions

Distribution Amounts	A4L	A4CP	B

Cusip/Isin	78442GEJ1	78442GEK8	78442GEL6
Beginning Balance	$525,671,286.89	$176,696,230.89	$60,700,000.00
Index	LIBOR	CPf	LIBOR
Spread/Fixed Rate	0.18%	0.30%	0.46%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	09/15/2005	09/15/2005	09/15/2005
Accrual Period End	12/15/2005	12/15/2005	12/15/2005
Daycount Fraction	0.25277778	0.24931507	0.25277778
Interest Rate	4.05000%	4.14840%	4.33000%
Accrued Interest Factor	0.010237500	0.010342586	0.010945278
Current Interest Due	$5,381,559.80	$1,827,496.02	$664,378.36
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Total Interest Due	$5,381,559.80	$1,827,496.02	$664,378.36
Interest Paid	$5,381,559.80	$1,827,496.02	$664,378.36
Interest Shortfall	$—	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Current Interest Carryover Due	$—	$—	$—
Interest Carryover Paid	$—	$—	$—
Unpaid Interest Carryover	$—	$—	$—
Principal Paid	$97,168,505.06	$32,661,682.37	$—
Ending Principal Balance	$428,502,781.83	$144,034,548.52	$60,700,000.00
Paydown Factor	0.163308412	0.163308412	0.000000000
Ending Balance Factor	0.720172743	0.720172743	1.000000000

Trust 2002-6 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

VIII. 2002-6 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$763,067,517.78
	Current Adjusted Pool Balance	$633,237,330.35
	Current Principal Due	$129,830,187.43
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$129,830,187.43

	Principal Paid	$129,830,187.43
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$2,003,707.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	2,112,059.22

	Balance Available	$4,115,766.22
	Required Reserve Acct Balance	$2,003,707.00
	Release to Excess Distribution Certificateholder	$2,112,059.22
	Ending Reserve Account Balance	$2,003,707.00

Trust 2002-6 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005